UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – December 26, 2007

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610
(Address of principal executive offices)	(Zip Code)

Area Code (610) 373-2400
(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements for Certain
Officers.

On December 26, 2007, Penn National Gaming, Inc. (the “Company”) entered into a Change in Control Payment Acknowledgement and Agreement (the “Acknowledgement and Agreement”) with its principal financial officer, William J. Clifford, and two of its other named executive officers, Leonard DeAngelo and Jordan B. Savitch.  Pursuant to employment agreements between the Company and each of Messrs. Clifford, DeAngelo and Savitch (the “Executives”), in the event of a change in control, each Executive is entitled to receive a cash payment equal to three times the sum of the highest annual base salary he received during the past two years and the highest annual cash bonus he received with respect to the last two calendar years (a “Change in Control Payment”).  The consummation of the acquisition of the Company by certain funds managed by affiliates of Fortress Investment Group LLC and Centerbridge Partners LP (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of June 15, 2007, by and among the Company, PNG Acquisition Company Inc. (the “Parent”) and PNG Merger Sub Inc. will represent a change in control triggering a Change in Control Payment under the Executives’ employment agreements.

Pursuant to the Acknowledgement and Agreement, a portion of the Change in Control Payment is being accelerated (the “Accelerated Change in Control Payment”) to be paid on or before December 31, 2007.  The Accelerated Change in Control Payment for each of the Messrs. Clifford, DeAngelo and Savitch is $3,409,875, $3,653,438 and $1,281,138, respectively.  However, the Executive is required to return the Accelerated Change in Control Payment in the event the Merger is terminated pursuant to the terms of the Merger Agreement or the closing of the Merger otherwise fails to occur or if the Executive’s employment with the Company is terminated prior to the effective date of the Merger under circumstances where the Executive is not entitled to receive the remainder of his change in control payment under the terms of his employment agreement.  The Acknowledgement and Agreements were entered into as part of actions taken by the Company to reduce the amount of the federal excise taxes imposed on the Company’s officers and, consequently, the amount of the “gross-up” payments payable under such officers’ employment agreements, and the Company has obtained the prior written consent of the Parent and its lenders to take all such actions.  The foregoing description of the Acknowledgement and Agreements is qualified in its entirety by reference to the full text of the form of Acknowledgement and Agreement, which is filed as Exhibit 10.1 to this report and is incorporated into this report by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

Effective upon filing with the Pennsylvania Department of State, which filing was effected on December 28, 2007, the Company amended its Amended and Restated Articles of Incorporation, which adds new Article 7 (the “Articles Amendment”).  Article 7 permits the issuance of uncertificated shares of capital stock.  The Articles Amendment was adopted in response to a new rule adopted by The Nasdaq Stock Market, Inc. (“Nasdaq”) that requires Nasdaq-listed companies to be eligible for a direct registration program by January 1,

2008.  A direct registration program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.  The new rule does not require issuers to actually participate in a direct registration program or to eliminate physical stock certificates.  However, listed securities must be “eligible” for such a program.  The Articles Amendment was adopted because, to be eligible to participate in the Direct Registration System administered by The Depository Trust Company, the only direct registration program currently in existence, a company’s organizational documents must permit the issuance of uncertificated shares.

The foregoing description of the amendment to the Articles is qualified in its entirety by reference to the full text of the amendment to the Articles, which is filed as Exhibit 3.1 to this report and is incorporated into this report by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Amendment to Penn National Gaming, Inc.’s Amended and Restated Articles of Incorporation, as amended, effective December 28, 2008.

10.1	Form of Change in Control Payment Acknowledgement and Agreement between Penn National Gaming, Inc. and Certain Executive Officers of Penn National Gaming, Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 2, 2008	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Penn National Gaming, Inc.’s Amended and Restated Articles of Incorporation, as amended, effective December 28, 2007.

10.1	Form of Change in Control Payment Acknowledgement and Agreement between Penn National Gaming, Inc. and Certain Executive Officers of Penn National Gaming, Inc.